Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-251520) pertaining to BIOATLA, INC. 2020 EQUITY INCENTIVE PLAN, and the BIOATLA, INC. EMPLOYEE STOCK PURCHASE PLAN of our report dated March 24, 2021, with respect to the consolidated financial statements of BioAtla, Inc. included in this Annual Report (Form 10-K) of BioAtla, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

San Diego, California

March 24, 2021